UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

__________________

CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its charter)

Arizona	0-11353	86-0344671

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7970 South Kyrene Road

Tempe, Arizona, 85284

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On February 21, 2008 CRL Systems, Inc. (dba Orban) (the “Company”), a subsidiary of Circuit Research Labs, Inc., entered into an Extension Agreement (the “Agreement”) with Jayson Russell Brentlinger (“Brentlinger”).  Brentlinger is the holder of an Amended and Restated Secured Promissory Note (the “Harman Note”) originally issued to Harman Pro North America, Inc., as successor to Harman Acquisition Corp., on October 4, 2004 in the original principal amount of $3,227,530.  The Harman Note calls for certain principal payments to be made to the Company at specified times, as well as for the monthly payment of interest.

Under the Agreement, effective as of December 31, 2007, the due date for the outstanding principal balance of the Harman Note (approximately $2,300,000 on December 31, 2007) was extended to December 31, 2010 (the “New Maturity Date”).  No payments of principal will be due until the New Maturity Date, although interest payments will continue to be paid in accordance with the terms of the Harman Note.  The Company may prepay all or any portion of the principal of the Harman Note at any time or from time to time.

Item 9.01

Financial Statements and Exhibits

Exhibits:

(d)

99.1  Extension Agreement dated as of February 21, 2008 between Jayson Russell Brentlinger and CRL Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.

Date: February 26, 2008	By: /s/ Rebecca Nation
Name: Rebecca Nation Title: CFO